Exhibit 10.12

FIRST AMENDMENT TO LETTER OF INTENT

THIS FIRST AMENDMENT TO LETTER OF INTENT, dated July 12, 2024 (this “First Amendment”), is by and between AFH Holding and Advisory, LLC (“AFH”) and NeOnc Technologies Holdings, Inc. (the “Company”, together with AFH, the “Parties”).

WHEREAS, AFH and NeOnc Technologies, Inc. (“NTI”) entered into that certain Letter of Intent, dated December 19, 2022 (the “LOI”);

WHEREAS, as of the date herewith, NTI has assigned to the Company, and the Company has accepted such assignment, of all rights and obligations of NTI further to the LOI;

WHEREAS, the Parties desire to amend the LOI to revise the section titled “Advisory Agreement”;

WHEREAS, in consideration for the First Amendment, the Company shall pay AFH five hundred thousand dollars ($500,000) on the date hereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The section titled “Advisory Agreement” is amended in its entirety to read in full as follows:

“To advise on a corporate governance, compensation and a performance option plan for management, the Company shall retain a third-party compensation expert the costs for the services of such expert. The terms and fees of such engagement shall be approved by the Company’s compensation committee.

AFH Advisory shall act as an exclusive financial advisor to Company on, including advising on all financings and mergers and acquisitions, for a period of two (2) years from the date of listing of the Company’s common stock on a national securities exchange (the “Listing Date”). Further to such advisory arrangement, AFH shall be paid an aggregate fee equal to 2% of the valuation of the Company as of the Listing Date measured by the initial listing price, in the case of a direct listing, or the initial public offering price, in the case of an initial public offering. $2,500,000 of such fee shall be due and payable on the Listing Date, the remaining sum shall be payable in cash in twelve equal monthly installments. AFH Advisory may assign its rights to such payments in its sole discretion.”

3. All remaining provisions, terms and conditions of the LOI shall remain in full force and effect.

4. This First Amendment may be executed in any number of counterparts, and all said counterparts, when executed physically and/or electronically, and delivered via facsimile or electronic transmission (e.g., pdf via email), shall be binding on the parties hereto and inure to their benefit and be deemed originals for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment as of the date first written above.

AFH HOLDING AND ADVISORY, LLC

By:	/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	Executive Chairman

NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Thomas Chen
Name:	Dr. Thomas Chen, Ph.D.
Title:	CEO

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